EXHIBIT 3(vi)

       AGREEMENT AND PLAN OF MERGER OF ATN. INC., A UTAH CORPORATION, AND
            AMERICAN TELEMEDIA NETWORK, INC., A DELAWARE CORPORATION


THIS AGREEMENT AND PLAN OF MERGER, dated as of June 25, 1987 (the "Agreement") is between ATN, Inc., a Utah corporation ("ATN Utah") and American Telemedia Network, Inc., a Delaware corporation ("ATN Delaware"). ATN Utah and ATN Delaware are sometimes referred to herein as the "Constituent Corporations."


RECITALS:

A. ATN Utah is a a corporation duly organized and existing under the laws of the State of Utah and has an authorized capital of 30,000,000 shares, comprising 10,000,000 shares of undesignated Preferred Stock, having no par value, issuable in one or more series, of which no shares are issued and outstanding, and 20,000,000 shares of Common Stock, having no par value, 6,911,917 shares of which are issued and outstanding.

B. ATN Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 30,000,000 shares, of which 10,000,000 shares are undesignated Preferred Stock, $.01 par value, issuable in one or more series, of which no shares are issued and outstanding, and 20,000,000 shares of Common Stock, having no par value, 100 shares of which are issued and outstanding and are held by ATN Utah.

C. The Board of Directors of ATN Utah has determined that, for the purpose of effecting the reincorporation of ATN Utah in the State of Delaware, it is advisable that ATN Utah merge with and into ATN Delaware upon the terms and conditions herein provided.

D. The respective Boards of Directors of ATN Utah and ATN Delaware have approved this Agreement and the Boards of Directors of ATN Utah and ATN Delaware have directed that this Agreement be submitted to a vote of their shareholders. NOW THEREFORE, in consideration of the mutual agreements and covenants set forth herein, ATN hereby agree, subject to the terms and conditions hereinafter set forth, as follows:



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                                        I
                                     MERGER

1.1    MERGER

In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the Utah Business Corporation Act, ATN Utah shall be merged with and into ATN Delaware (the "Merger") and ATN Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be "American Telemedia Network, Inc."

1.2    FILING AND EFFECTIVENESS

The Merger shall become effective when the following actions shall have been completed:

a) This Agreement and the Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the Utah Business Corporation Act;

b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

c) An executed Certificate of Merger or an executed counterpart of this Agreement shall have been filed with the Secretary of State of the State of Delaware; and

d) An executed Certificate of Merger meeting the requirements of the Utah Business Corporation Act shall have been filed with the Division of Corporations and Commercial Code of the State of Utah. The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of Merger."

1.3 - CERTIFICATE OF INCORPORATION

The Certificate of Incorporation of ATN Delaware as in effect immediately prior to the Effective Date of Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.



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1.4 - BY-LAWS

The By-Laws of ATN Delaware as in effect immediately prior to the Effective Date of Merger shall continue in full force and effect as the By-Laws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

1.5 - DIRECTORS AND OFFICERS

The directors and officers of ATN Delaware immediately prior to the Effective Date of Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been elected and qualified or until otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation, by or the By-Laws of the Surviving Corporation.

1.6 - EFFECT OF MERGER

Upon the Effective Date of Merger, the separate existence of ATN Utah shall cease and ATN Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of Merger, shall be subject to all actions previously taken by the ATN Utah Board of Directors and shall succeed, without other transfer, to all of the assets, rights, powers and property of ATN Utah in the manner of and as more fully set forth in Section 259 of the Delaware General Corporation Law, and (ii) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of Merger and shall succeed, without other transfer, to all of the debts, liabilities and obligations of ATN Utah in the same manner as if ATN Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the Utah Business Corporation Act.


                                       II

                          MANNER OF CONVERSION OF STOCK

2.1 - ATN UTAH COMMON STOCK

Upon the Effective Date of Merger, each share of Common Stock, without par value, of ATN Utah issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the holder of such shares or any other person, be converted into and exchanged for one fully paid and nonassessable share of Common Stock, $.01 par value, of ATN Delaware, the Surviving Corporation.



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2.2 - OPTIONS, WARRANTS, STOCK PURCHASE RIGHTS, AND OTHER CONVERTIBLE SECURITIES

Upon the Effective date of Merger, the Surviving Corporation shall assume and continue the 1985 Incentive and Non-Qualified Stock Option Plan of ATN Utah. In addition, each outstanding and unexercised option, warrant, and right to purchase ATN Utah's Common Stock shall become an option, warrant, and right to purchase the Surviving Corporations Common Stock on the basis of one share of the Surviving Corporation's Common Stock for each share of ATN Utah's Common Stock issuable pursuant to any such option, warrant, or stock purchase right, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such ATN Utah option, warrant, or right at the Effective Date of Merger.

A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options, warrants, and stock purchase rights equal to the number of shares of ATN Utah Common Stock so reserved immediately prior to the Effective Date of Merger.

2.3 - ATN DELAWARE COMMON STOCK

Upon the Effective Date of Merger, each share of Common Stock, $.01 par value, of ATN Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the holder of such shares or any other person, be cancelled and returned to the status of authorized but unissued shares.

2.4 - EXCHANGE OF CERTIFICATES

After the Effective Date of Merger, each holder of an outstanding certificate representing shares of ATN Utah Common Stock may at such shareholder's option surrender the same for cancellation to the American Stock Transfer Company, as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of ATN Utah Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock into which such shares of ATN Utah Common Stock were converted in the Merger.

The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of the Surviving Corporation represented by such outstanding certificate as provided above.

Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of ATN Utah so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.



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If any certificate for shares of ATN Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of ATN Delaware that such tax has been paid or is not payable.


                                       III

                                     GENERAL

3.3 - COVENANTS OF ATN DELAWARE

ATN Delaware covenants and agrees that it will, on or before the Effective Date of Merger:

a) Qualify to do business as a foreign corporation in the State of Utah and in connection therewith establish a registered office and a registered agent as required by the Utah Business Corporation Act.

b) File any and all documents with the tax authority of the State of Utah necessary to the assumption by ATN Delaware of all the Utah state tax liabilities of ATN Utah.

c) Take such other actions as may be required by the Utah Business Corporation Act.

3.2 - ABANDONMENT

At any time before the Effective Date of Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either ATN Utah or ATN Delaware or both, notwithstanding the approval of this Agreement by the shareholders of ATN Utah or the shareholders of ATN Delaware.

3.3 - AMENDMENT

The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or a certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of the agreement by the stockholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the merger or consolidation, or (3) alter or change any of the terms and condition of this Agreement if such alteration or change would adversely affect the holders of any class or series thereof of such Constituent Corporation.



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3.4 - REGISTERED OFFICE

The registered office of the Surviving Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

3.5 - AGREEMENT

Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 890 Quail Valley Drive, Provo, Utah 84604, and copies thereof will be furnished to any shareholder of each Constituent Corporation upon request and without cost.

3.6 - GOVERNING LAW

This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware, and, so far as applicable, the merger provisions of the Utah Business Corporation Act.

3.7 - COUNTERPARTS

In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, this Agreement, having first been approved by resolution of the Boards of Directors of ATN Utah and ATN Delaware, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

AMERICAN TELEMEDIA NETWORK, INC.         ATN, INC.,
a Delaware corporation                   A Utah corporation

By       /s/ Kraig T Higginson           By   /s/ Earl K Cook
         Kraig T Higginson,                   Earl K Cook
         PRESIDENT                            CHAIRMAN OF THE BOARD OF DIRECTORS

         ATTEST:

         /s/ R Thomas Bailey
         R Thomas Bailey
         SECRETARY